EXHIBIT (10) j)

                           1998 DIRECTORS' STOCK PLAN

Section 1. Purpose.

      The purpose of the Director Stock Plan (1998) (the "Plan") is to promote the success of State Bancorp, Inc. (the "Company") by providing a method whereby directors of the Company who are not employees of the Company or any of its affiliated companies and the Secretary to the Board of Directors of the Company may be awarded additional remuneration for services rendered and thereby increase their proprietary interest in its business and increase their personal interest in the continued success and progress of the Company.

Section 2. Administration.

      (a) Subject to the provisions of the Plan, the Board of Directors (the "Board") of the Company shall have full power and authority to interpret the provisions of the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan provided that the Board shall have no discretion with regard to the selection of persons to receive awards under the Plan, the number of shares subject to any award and the timing of any such award.

      (b) All decisions made by the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, stockholders, and participants.

Section 3. Shares Subject to the Plan.

      (a) Subject to adjustments made pursuant to paragraph (c) of this Section 3, the aggregate number of shares of Common Stock, $5.00 par value, of the Company ("Stock") in respect of which an award of share credits (each of which shall be equivalent to one share of Stock) may be granted shall be 100,000.

      (b) Any shares of Stock to be delivered upon payment of the awards granted under the Plan may be made available either from authorized but unissued shares of Stock or from shares of Stock reacquired by the Company, including shares purchased in the open market.

      (c) In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, or other change in corporate structure affecting the Stock, the aggregate number of share credits which may be awarded under the Plan and the number of share credits subject to the awards already granted under the Plan shall be increased or decreased proportionately, as the case may be.

Section 4. Eligibility and Extent of Participation.

      (a) The persons eligible to receive awards under the Plan ("Eligible Person") shall consist of each director of the Company (each, a "Director") and the person then occupying the office of Secretary to the Board of Directors (the "Secretary"), provided that any person who is an employee of the Company or its affiliated companies shall not be an Eligible Person and further provided that any person who has, within one year immediately preceding the determination of such person's eligibility, received any award under any plan of the Company or its affiliated companies that entitles participants thereon to acquire stock, stock options, or stock appreciation rights of the Company or its affiliated companies (other than any dividend reinvestment plan offered to shareholders of the Company generally) shall not be an Eligible Person. Each holder of an award granted hereunder shall hereinafter be referred to as a "Participant".

      (b) Effective as of January 1 of each calendar year commencing January 1, 1999, each person who is an Eligible Person shall be granted an award of 100 share credits in respect of the preceding Award Year except that if the Eligible Person was not a Director or the Secretary for all of such Award Year, the size of the award shall be pro rated based on the number of months in such Award Year during which such Eligible Person was either a Director or the Secretary. If an Eligible Person retires, resigns, dies or otherwise ceases to be a Director or the Secretary prior to the end of the annual meeting of stockholders of the Company, there shall be granted, effective as of the first day of the month after such person's termination of service as a director of the Company, an award of 8-1/3 share credits for each month during the Award Year such was a Director or the Secretary. For purposes of this Section 4(b), a part of a month shall be treated as a month and an Award Year shall mean the period from January 1 of each calendar year (commencing Januray 1, 1998) to December 31 of the same calendar year.

Section 5. Payment of Awards.

      (a) As soon as practicable after a Participant has ceased being a Director or the Secretary, or upon a Change in Control (as hereinafter defined), all awards shall be paid to the Participant or, in the case of the death of the Participant, the Participant's designated beneficiary or beneficiaries or in the absence of a designated beneficiary, to the estate of the Participant, in a single payment.

      (b) (i) In addition to the payment provided for in paragraph (a) of this
Section 5, each Participant (or beneficiary) entitled to payment under this
Section 5 shall receive at the same time the dividend equivalent amounts calculated under subparagraphs (ii) and (iii) below.

            (ii) The dividend equivalent amount is the number of additional share credits attributable to the number of share credits awarded plus additional share credits calculated hereunder. Such additional share credits shall be determined and credited as of the end of each calendar year ending prior to a Participant ceasing to be a Director or the Secretary by dividing (A) the aggregate cash dividends which would have been paid had share credits awarded or credited under this subparagraph (ii), as the case may be, been actual shares of Stock on the record date for each such dividend during such calendar year by (B) the average market prices per share of Stock on the last trading day of each calendar month during the 12 months ending on the November 30 preceding the date such determination is being made. For this purpose, the market price on any day shall be the average of the highest and lowest price of Stock as reported on the composite tape for such day, unless the Board determines that another procedure for determining market price would be more appropriate.

            (iii) The dividend equivalent amount for the year a Participant ceases to be a director of the Company or the Secretary shall be equal to the dividends that would have been paid in respect of such year prior to the Participant ceasing to be a Director or the Secretary if the number of share credits credited to the account of such Director or Secretary as of the end of the preceding calendar year were shares of Stock.

      (c) Payments pursuant to paragraph (a) and (b) shall be made in shares of stock except that there shall be paid in cash the value of any fractional share, the amount determined under paragraph (b) (iii) and the amount, if any, determined under Section 7(e).

Section 6. Delivery of Shares.

      No shares of Stock shall be delivered pursuant to any payment of an award until the requirements of such laws and regulations as may be deemed by the Board to be applicable thereto are satisfied.

Section 7. General Provisions.

      (a) Designation of Beneficiary. Each Participant who shall be granted an award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written instrument of beneficiaries with the Board on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Participant.

      (b) Except as may be permitted by Section 7(a), no award of share credits nor any right to receive Stock hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and of no effect.

      (c) No Segregation of Cash or Shares.The Company shall not be required to segregate any cash or any shares of Stock which may at any time be represented by awards, share credits or dividend equivalents. No Participant shall have voting or other rights with respect to shares of Stock prior to the delivery of such shares. The Company shall not, by any provisions of this Plan, be deemed to be a trustee of any Stock or any other property, and the liabilities of the Company to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

      (d) New York Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

      (e) Withholding of Taxes. The Company shall be authorized to withhold from any payment due under this Plan the amount of withholding taxes, if any, due in respect of an award of payment hereunder, unless other provision satisfactory to the Company shall have been made for the payment of such taxes.

      (f) "Change in Control", for purposes of this Plan, means an event of a nature that: (i) would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a transaction requiring prior approval of the Federal Reserve Board ("FRB"), under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. ss.225.11, as in effect on the date hereof or
(iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the Company's outstanding securities or
(B) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of a majority of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the Incumbent Board, shall be, for purposes of this clause (B), considered as though he or she were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or (D) a proxy statement shall be distributed soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Company; or (E) a tender offer is made for 20% or more of the voting securities of the Company.

Section 8. Amendments, Suspension or Discontinuance.

      The Board of Directors may amend, suspend, or discontinue the Plan, but except as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, may not make any amendment which operates (a) to modify the class of persons who constitute Eligible Persons as defined in the Plan, (b) to increase the total number of share credits or shares of Stock available for awards granted under the Plan, or (c) to extend the period during which awards may be granted under the Plan. The provisions of Section 4 may not be amended more often than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules under either such statute.

Section 9. Termination.

      No award shall be granted under the Plan after expiration of ten years from the date upon which the Plan is approved by vote of the Board.